UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 26, 2008
SOUTHWEST BANCORP, INC.
(Exact name of registrant as specified in its charter)

Oklahoma (State or other jurisdiction of incorporation)	000-23064 (Commission file number)	73-1136584 (IRS Employer Identification No)
608 South Main Street, Stillwater, Oklahoma 74074
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (405) 372-2230
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
Entry into Underwriting Agreement
On June 26, 2008, Southwest Bancorp, Inc, (“Southwest”), and Southwest Capital Trust II (the “Trust”), a statutory trust formed by Southwest under the laws of the State of Delaware, entered into an underwriting agreement (the “Underwriting Agreement”) with Stifel, Nicolaus & Company Incorporated, Howe Barnes Hoefer & Arnett, Inc., Sterne, Agee & Leach, Inc., and Morgan Keegan and Company, Inc. as representatives of the underwriters named in Schedule I thereto (the “Underwriters”). The Agreement calls for the issuance and sale of $30,000,000 aggregate liquidation amount of the Trust’s 10.50% preferred securities ($25.00 liquidation amount per security) representing preferred beneficial interests in the Trust (the “Trust Preferred Securities”) on the closing date (the “Closing Date”) scheduled for July 2, 2008. The proceeds from the sale of the Trust Preferred Securities, together with the proceeds from the sale by the Trust of its common securities to the Company are to be used by the Trust to purchase an aggregate of $30,930,000 of the Company’s 10.50% junior subordinated debentures due 2038 (the “Debentures”) issued pursuant to the junior subordinated indenture (the “Indenture”) to be entered on the Closing Date by Southwest and U.S. Bank National Association as Trustee. Southwest and the Trust also granted the Underwriters a 30-day option to purchase up to an additional $4,500,000 aggregate liquidation amount of the Trust Preferred Securities to cover over-allotments, if any.
Each Trust Preferred Security pays cash distributions at the annual rate of 10.50% of the stated liquidation amount of $25 per security, payable quarterly in arrears beginning September 15, 2008. The stated liquidation amount will be distributed to the holders on September 15, 2038. The Company has the ability to redeem, in whole or in part, the Trust Preferred Securities at the liquidation amount and the related Debentures beginning on September 15, 2013.
The distributions with respect to, and amounts payable upon liquidation or redemption of, the Trust Preferred Securities are guaranteed on a subordinated basis (the “Guarantee”) by the Company pursuant to the terms of the Guarantee Agreement to be entered on the Closing Date, between the Company and U.S. Bank National Association, as Guarantee Trustee. The Trust Preferred Securities, the Debentures, and the Guarantee were registered pursuant to a shelf registration statement on Form S-3 (File Nos. 333-151384 and 333-151384-03) filed with the Securities and Exchange Commission , which became effective on June 16, 2008. For additional information concerning the Trust Preferred Securities, the Debentures, and the Guarantee please refer to the Amended and Restated Declaration of Trust, the Form of Indenture, the Form of Trust Preferred Security, the Form of Debenture, and the Form of Guarantee Agreement filed as Exhibits 4.2, 4.3, 4.5, 4.6, and 4.7 respectively, to this Report. Exhibits 4.2, 4.3, 4.6, and 4.7 are incorporated herein by reference.

Amendment to Restricted Stock Agreements
On June 26, 2008, Southwest entered into amendments of restricted stock agreements with directors James E. Berry, II, Thomas D. Berry, Joe Berry Cannon, David S. Crockett, Jr., John Cohlmia, J. Berry Harrison, John M. Johnson, Linford R. Pitts, Robert B. Rodgers, and Russell W. Teubner that eliminated provisions in awards to them made under Southwest Bancorp’s 1999 Stock Option Plan which accelerated vesting of such awards upon retirement. The remaining non-officer director, who was not in attendance at the meeting of the board of directors held that day, also will be asked to enter into such an agreement. As amended, the awards continue to vest 1/3 on the first anniversary of the date of grant, 1/3 on the second anniversary of the date of grant, and 1/3 on the third anniversary of the date of grant, provided that all restrictions will end, and the award will be fully vested, upon a change in control of Southwest or the permanent and total disability or death of the participant.

Item 3.03	Material Modification to Rights of Security Holders
In connection with the issuance of the Trust Preferred Securities and the related Debentures, the ability of Southwest to declare or pay dividends on, or purchase, redeem, or otherwise acquire, shares of its common stock will be subject to certain restrictions in the event that deferrals of interest on the Debentures have occurred and are continuing. These restrictions are set forth in the Indenture, a copy of which is attached hereto as Exhibit 4.3 and is incorporated herein by reference.
The foregoing description of the Trust Preferred Securities, the Debentures, the Guarantee, and other documents relating to this transaction does not purport to be complete and is qualified in its entirety by reference to the full text of these securities and documents, forms or copies of which are attached hereto as exhibits and are incorporated herein by reference.

Item 8.01	Other Events
On June 27, 2008, Southwest issued a press release announcing the pricing of the Trust Preferred Securities. A copy of the press release relating to the announcement is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(a)	Financial statements of businesses acquired. Not applicable.

(b)	Pro forma financial information. Not applicable.

(c)	Shell company transactions. Not applicable.

(d)	Exhibits:
1.1	Underwriting Agreement for Trust Preferred Securities dated June 26, 2008

4.2	Form of Amended and Restated Declaration of Trust of Southwest Capital Trust II (Filed as Exhibit 4.2 to the Southwest Bancorp, Inc. Current Report on Form 8-K dated June 23, 2008 (File No. 000-23064) and incorporated herein by reference).

4.3	Form of Indenture between Southwest Bancorp, Inc. and U.S. Bank National Association, as Trustee (Filed as Exhibit 4.3 to the Southwest Bancorp, Inc. Current Report on Form 8-K dated June 23, 2008 (File No. 000-23064).

4.5	Form of Trust Preferred Security (included in Exhibit 4.2)

4.6	Form of Junior Subordinated Debenture (included in Exhibit 4.3)

4.7	Form of Guarantee (Filed as Exhibit 4.7 to the Southwest Bancorp, Inc. Current Report on Form 8-K dated June 23, 2008 (File No. 000-23064) and incorporated herein by reference).

99.1	Press release dated June 27, 2008.
Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWEST BANCORP, INC.
By:	/s/ Kerby E. Crowell
Kerby Crowell
Executive Vice President, Chief Financial Officer, and Secretary

Dated: June 27, 2008